CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM
        We have issued our report dated February 29, 2016 with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption "Experts."
/s/ Grant Thornton LLP
Tulsa, Oklahoma
November 9, 2016